Exhibit 99.1

Investor Contact: Olga Guyette, Director-Investor Relations (781) 356-9763 olga.guyette@haemonetics.com	Media Contact: Carla Burigatto, Vice President-Communications (781) 348-7263 carla.burigatto@haemonetics.com

HAEMONETICS TO ACQUIRE CARDIVA MEDICAL, INC. TO EXPAND HOSPITAL PORTFOLIO
•Enhances penetration into the large and growing interventional cardiology and electrophysiology markets
•Offers products with demonstrated and differentiated clinical benefits
•Expected to be accretive to revenue growth, gross margins and adjusted gross margins while providing attractive financial returns
•Purchase price of up to $510 million cash

BOSTON, MA, January 20, 2021 - Haemonetics Corporation (NYSE: HAE) (“Haemonetics”), a global medical technology company focused on delivering innovative medical solutions to drive better patient outcomes, today announced that it has entered into a definitive agreement to acquire privately-held Cardiva Medical, Inc., (“Cardiva”) an industry-leading manufacturer of vascular closure systems based in Santa Clara, California. Under the terms of the agreement, Haemonetics will acquire Cardiva for an upfront cash payment of $475 million at closing and up to an additional $35 million in contingent consideration based on sales growth. The acquisition is subject to customary closing conditions and is expected to be completed in the first quarter of calendar 2021.

Cardiva’s portfolio includes two catheter-based vascular access site closure devices. The VASCADE® vascular closure system is designed for “small-bore” femoral arterial and venous closure, generally used in interventional cardiology and peripheral vascular procedures, and is the only marketed closure device to significantly reduce access site complications versus manual compression. The VASCADE MVP® vascular closure system is designed for “mid-bore” multi-access femoral venous closure, generally used in electrophysiology procedures, and is the only FDA approved closure device for use following cardiac ablation procedures requiring two or more access sites within the same vessel. Both devices include Cardiva’s proprietary collapsible disc technology and a resorbable collagen patch to achieve hemostasis.

Chris Simon, Haemonetics’ President and CEO, said, “We are excited to add Cardiva’s vascular closure technology to our portfolio and look forward to welcoming their talented team. This acquisition immediately expands and diversifies our hospital offerings in the large and growing interventional cardiology and electrophysiology markets and aligns with our innovation agenda.”

John Russell, Cardiva’s President and CEO, added, “We are delighted to become part of a company that shares our commitment to technology leadership and meaningfully advancing patient care in some of the most critical areas of medicine. We believe that Haemonetics’ history of leadership in hemostasis management makes the Company an ideal partner to realize the full potential of our VASCADE platform technology.”

The acquisition is expected to deliver about $65-$75 million of revenue in the first fiscal year. The transaction is expected to be dilutive to adjusted net earnings per diluted share by ($0.15 - $0.20) in fiscal year 2022 and about neutral to adjusted net earnings per diluted share in fiscal year 2023. The acquisition is expected to deliver a rate of return on invested capital of 10% by year five.

Haemonetics plans to finance this acquisition through a combination of cash, existing revolving credit facility and an additional $150 million term loan. Following this acquisition, the Company debt to EBITDA ratio, as calculated in accordance with the terms set forth in the Company’s existing Credit Agreement, is expected to be approximately 3.2.

In connection with this transaction, Moelis & Company LLC is serving as financial advisor to Haemonetics and DLA Piper is serving as legal advisor. Additionally, J.P. Morgan Securities LLC is acting as financial advisor to Cardiva and Cooley LLP is serving as legal advisor.

Conference Call and Webcast Information
Haemonetics will host a conference call and webcast to discuss additional details regarding the proposed transaction on January 20 at 8:00AM ET. The dial-in numbers for the conference call are (877) 848-8880 (domestic) or (716) 335-9512 (international). Conference ID number is 5838449.

The conference call and webcast can also be accessed via the following link: https://edge.media-server.com/mmc/p/gumu3nq4

A replay of the conference will be available from January 20, 2021 11:00AM ET for one year using the link above.

About Haemonetics
Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

About Cardiva Medical, Inc.
Cardiva Medical, Inc. is a privately held medical device company focused on transforming vascular closure for the benefit of patients, hospitals and physicians in the over 5.5 million catheter-based coronary, peripheral and electrophysiology procedures in the United States that require access site closure each year.

The Company’s VASCADE® vascular closure system has been PMA-approved by the FDA since 2013 and is indicated for vessel closure following 5-7F arterial and venous procedures. VASCADE® is the only marketed closure system to demonstrate a statistically significant reduction in access site complications compared to the existing standard of care in a prospective, randomized, controlled clinical trial called RESPECT.

The latest product in the Company’s portfolio is VASCADE MVP® Venous Vascular Closure System, the only marketed vessel closure technology designed specifically for Electrophysiology procedures – and clinically proven by Electrophysiology physicians in a multi-center, randomized, controlled clinical trial called AMBULATE. VASCADE MVP® received PMA approval in late 2018.
Cardiva has won numerous recent awards for clinical, commercial and operational excellence – including the Shingo Bronze Medallion. The Company is headquartered in Santa Clara, California.
To learn more about Cardiva Medical, visit www.cardivamedical.com

Cautionary Note Regarding Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, plans and objectives of management for the operation of Haemonetics, statements regarding the timing of completion of the acquisition and the consummation of the acquisition, the anticipated financing of the transaction, the anticipated benefits to Haemonetics arising from the completion of the acquisition, the impact of the acquisition on Haemonetics’ business strategy and future business and operational performance, and the assumptions underlying or relating to any such statement. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon Haemonetics’ current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the failure to realize the anticipated benefits of the acquisition or the acquisition, its announcement or pendency having an unanticipated impact, Haemonetics’ ability to predict accurately the demand for products and products under development by it and Cardiva and to develop strategies to successfully address relevant markets, the impact of competitive products and pricing, technical innovations that could render products marketed or under development by Haemonetics or Cardiva obsolete, risks related to the use and protection of intellectual property, the risk that the transaction may not be completed in a timely manner or at all, and the risk that using debt to finance, in part, the acquisition will substantially increase Haemonetics’ indebtedness. These and other factors are identified and described in more detail in Haemonetics’ filings with the U.S. Securities and Exchange Commission (“SEC”). Haemonetics does not undertake to update these forward-looking statements.

Supplemental Information – Reconciliation of GAAP to Non-GAAP Financial Measures:
The following tables contain financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets, and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, Haemonetics Corporation's reported financial results prepared in accordance with U.S. GAAP.

Haemonetics Corporation

Reconciliation of Expected Dilutive Impact on Net Earnings Per Diluted Share to Expected Adjusted Net Earnings per Diluted Share from Acquisition of Cardiva

	Fiscal Year 2022		Fiscal Year 2023
	Low	High	Low	High
Expected – Dilutive Impact on Net Earnings Per Diluted Share (GAAP)	$(0.26)	$(0.21)	$(0.06)	$ -

Deal Costs[1]	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Integration Costs[2]	$(0.05)	$(0.05)	$(0.01)	$(0.01)
Total GAAP Adjustments	$(0.06)	$(0.06)	$(0.02)	$(0.02)
Expected – Dilutive Impact on Adjusted Net Earnings Per Diluted Share (Non-GAAP)	$(0.20)	$(0.15)	$(0.04)	$ 0.02

1) Expected third party costs related to this transaction, including banker fees, fees to financial and legal advisors.
2) Expected acquisition and integration-related costs associated with this transaction.